UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2008

MTC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49890	02-0593816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 252-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2008, MTC Technologies, Inc., a Delaware corporation (“MTC”), issued a press release, which included an announcement that, at a special meeting of MTC stockholders held that day, MTC stockholders voted to adopt the Agreement and Plan of Merger dated as of December 21, 2007, by and among BAE Systems, Inc., a Delaware corporation (“BAE Systems”), Mira Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of BAE Systems (“Merger Sub”), and MTC (the “Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The United States Department of the Treasury has notified MTC and BAE Systems that the Committee on Foreign Investment in the United States (“CFIUS”) completed its review of the proposed merger (the “Merger”) of Merger Sub with and into MTC pursuant to the Merger Agreement. CFIUS determined that there were no issues of national security to warrant an investigation under the Exon-Florio Amendment. Therefore, CFIUS concluded action under the Exon-Florio Amendment with respect to the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
99.1	Press Release of MTC Technologies, Inc. dated February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTC TECHNOLOGIES, INC.

By:	/s/ Bruce A. Teeters
Name: Bruce A. Teeters Title: Sr. Vice President – General Counsel & Secretary

Date:   February 28, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release of MTC Technologies, Inc. dated February 28, 2008.